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                                                                    EXHIBIT 5.2

                  [Letterhead of Morris, Nichols, Arsht & Tunnell]



                                  October 15, 1999




The HBC Trusts
(as defined below)
c/o Hispanic Broadcasting Corporation
3102 Oak Lawn Avenue, Suite 215
Dallas, Texas  75219

          Re:  THE HBC TRUSTS (AS DEFINED BELOW)

Ladies and Gentlemen:

          We have acted as special Delaware counsel to HBC Capital Trust I (formerly known as Heftel Capital Trust I) and HBC Capital Trust II (formerly known as Heftel Capital Trust II), each a Delaware statutory business trust (collectively referred to herein as the "HBC Trusts" and each, individually, as a "HBC Trust"), in connection with certain matters relating to the creation of the HBC Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in the Registration Statement (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") by the HBC Trusts and Hispanic Broadcasting Corporation (formerly known as Heftel Broadcasting Corporation) (the "Corporation") on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used with respect to each HBC Trust as defined in the form of Amended and Restated Declaration of Trust of such HBC Trust that was filed as an exhibit to the Corporation's Registration Statement on Form S-3 (Reg. No. 333-42171) and incorporated by reference in the Registration Statement (the form of Amended and Restated Declaration of each HBC Trust is referred to herein as a "Governing Instrument").

          In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of each HBC Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on November 6, 1997 (the Certificate of Trust of each HBC Trust is referred to herein as a " Certificate"); the Certificate of Amendment to Certificate of Trust of each HBC Trust as filed in the State Office on September 17, 1999 (the Certificate of Amendment to Certificate of Trust of each HBC Trust is referred to herein as a "Certificate Amendment"); the Declaration of Trust of each HBC Trust dated as of November 6, 1997 (the Declaration of Trust of each HBC Trust is referred to herein as an "Original Governing Instrument"); the Governing Instrument; the form of Junior Subordinated Indenture to be entered into between the Corporation and the Bank of New York, as Trustee; the form of Guarantee Agreement to be made by the Corporation with respect to each HBC Trust; the Registration Statement; and a certification of good standing of each HBC Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents

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The HBC Trusts
October 15, 1999
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to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the HBC Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each HBC Trust; (iii) that the name change of each HBC Trust reflected in each Certificate Amendment was duly adopted by such HBC Trust; (iv) that the Corporation or the Regular Trustees (or both) will, prior to the first issuance of Preferred Securities by any HBC Trust, duly enter into an underwriting agreement on behalf of each HBC Trust relating to the Preferred Securities to be issued by such HBC Trust which shall provide for the terms and conditions upon which such Preferred Securities shall be issued (the "Underwriting Agreement"); (v) that the Corporation, the Bank of New York, the Bank of New York (Delaware) and the appropriate Regular Trustees will duly authorize, execute and deliver the applicable Governing Instrument, and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by each HBC Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities; (vi) that the Preferred Securities of each HBC Trust will be offered and sold pursuant to the Registration Statement and a prospectus supplement that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee Agreement relating to each such HBC Trust and all other relevant documents; (vii) that no event has occurred subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any HBC Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (viii) that the activities of each HBC Trust have been and will be conducted in accordance with its Original Governing Instrument or its Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"); (ix) that each Holder of Preferred Securities of a HBC Trust has, or prior to the first issuance of Preferred Securities of such HBC Trust will have, made payment of the required consideration therefor and received a Preferred Securities Certificate of such HBC Trust in consideration thereof in accordance with the terms and conditions of the applicable Governing Instrument, the Registration Statement, the applicable prospectus supplement and the Underwriting Agreement and that the Preferred Securities of each HBC Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the applicable Governing Instrument, the Registration Statement, the applicable prospectus supplement and the Underwriting Agreement; and (ix) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering material relating to the Preferred Securities, and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. Each HBC Trust is a duly formed and validly existing statutory business trust in good standing under the laws of the State of Delaware.

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The HBC Trusts
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          2.   The Preferred Securities of each HBC Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable beneficial interests in the assets of such HBC Trust.

          3. Under the Delaware Act and the terms of the applicable Governing Instrument, each Preferred Security Holder of a HBC Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder of a HBC Trust who is, was or may become a named Trustee of such HBC Trust. We note that pursuant to Section 11.04 of each Governing Instrument, each HBC Trust may withhold amounts otherwise distributable to a Holder of such HBC Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to each Governing Instrument, Preferred Security Holders of a HBC Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                   Very truly yours,

                                   /s/ MORRIS, NICHOLS, ARSHT & TUNNELL

                                   MORRIS, NICHOLS, ARSHT & TUNNELL